Exhibit 99(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 90 to the Registration Statement (Form N-1A, No. 2-89729) of Morgan Stanley Institutional Fund Trust and to the incorporation by reference of our reports dated November 24, 2009 on the Balanced Portfolio, Mid Cap Growth Portfolio, U.S. Mid Cap Value Portfolio, U.S. Small Cap Value Portfolio, Value Portfolio, Core Fixed Income Portfolio, Core Plus Fixed Income Portfolio, Intermediate Duration Portfolio, International Fixed Income Portfolio, Investment Grade Fixed Income Portfolio, Limited Duration Portfolio, Long Duration Fixed Income Portfolio, and Municipal Portfolio (thirteen of the portfolios comprising Morgan Stanley Institutional Fund Trust) included in the Annual Reports to Shareholders for the fiscal year ended September 30, 2009.

/s/ Ernst and Young

Boston, Massachusetts

January 27, 2010